EXHIBIT 4.18
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                      REGISTRATION RIGHTS ADDENDUM

     This Registration Rights Addendum (the "Addendum") sets forth the registration rights to be granted by Cadiz Inc. (the "Company") to each purchaser of the Company's Convertible Series D Preferred Stock (the "Preferred Stock") and each of the warrants for the purchase of 45,000 shares of the Company's Common Stock (collectively, the "Warrants") pursuant to an offering by the Company of Preferred Stock and Warrants (the "Offering") as a part of the attached Subscription Agreement (the "Subscription Agreement" and together with all documents and agreements relating to the Offering, the "Convertible Preferred Documents"). The text of this Addendum is incorporated by reference in, and made a part of, the Subscription Agreement for the Offering, as if fully set forth therein. References herein to "the undersigned" shall have reference to the subscriber for shares of the Preferred Stock, in the context of the attached Subscription Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

     1.   REGISTRATION RIGHTS.

          (i) The Company shall, as promptly as possible following consummation of the Offering, prepare and file (and to cause to be declared effective not later than April 30, 2001) a shelf registration statement on Form S-3 or any other appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the U.S. Securities and Exchange Commission ("SEC")) which includes all of the Eligible Shares (as defined in Section 2 below), and further agrees to use its best efforts to keep such shelf registration statement continuously effective and usable for resale of the Eligible Shares during the Registration Rights Period described in Section 3 below, subject to "black-out periods," as defined below. Before the Company files any registration statement with the SEC pursuant to this section, it shall provide the Subscriber reasonable opportunity to provide comments to any such registration statement and shall reflect all reasonable comments in such registration statement.

          (ii) In connection with the foregoing, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act (as defined below) with respect to the disposition of all securities covered by such registration statement.

               (b) furnish to the holders of the Eligible Shares (as defined below) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Eligible Shares owned by such holders.

               (c) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the holders of Eligible Shares; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (d) notify each holder of Eligible Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     2. ELIGIBLE SHARES. For purposes of this Addendum, Eligible Shares shall be deemed to include One Hundred Percent (100%) of the Warrants and One Hundred Percent (100%) of the shares of Common Stock of the Company (i) which may be issued to the undersigned upon conversion of Preferred Stock issued in the Offering, (ii) which may be issued by the Company to the undersigned as dividends on the Preferred Stock,
(iii) which may be issued by the Company to the undersigned upon exercise of the Warrants, (iv) which may be issued by the Company to the undersigned under any of the Convertible Preferred Documents (as such may be amended from time to time) and (v) which may be issued by the Company to the undersigned as (or which may be issuable upon the conversion or exercise of any warrant, right or other security which may be issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such above described securities. The undersigned acknowledges and agrees that the Company shall have no obligation whatsoever to include any securities, which are not Eligible Shares in any registration statement filed by the Company.

     3. REGISTRATION RIGHTS PERIOD. At its expense, the Company shall: (1) use its best efforts to maintain such registration, qualification or compliance in an effective status for a period of three
(3) years or until the undersigned has completed the distribution described in the Registration Statement relating to the Eligible Shares included therein, whichever first occurs (subject to any "black-out" periods, as described below) (the "Registration Rights Period"); and (2) furnish such prospectuses and other documents incident thereto which the undersigned, from time to time, may reasonably request. Notwithstanding the foregoing, it shall not be deemed a failure of the Company's obligation set forth in this Section 3 if the Company fails to keep the information in the Registration Statement (or in documents or reports incorporated therein by reference) current during any period not exceeding thirty (30) consecutive days, or ninety (90) days in the aggregate, due to (i) the fact that Company has material inside information that the Company has concluded (with the advice of counsel) cannot be disclosed publicly; or (ii) a material event, including but not limited to, a material acquisition or merger of the Company (or a subsidiary of the Company) or an underwritten offering of the Company's securities, or any other material event outside the control of the Company ("black-out periods"); provided, however, that if any black-out period or periods occur, the period during which the Registration Statement must be kept effective and current pursuant to this Section 3 shall be extended by a number of days equal to the aggregate number of days in all such black-out periods.

     4.   LIQUIDATED DAMAGES.  If the registration statement required by
Section 1 of this Addendum has not been declared effective on or prior to April 30, 2001 (a "Registration Default"), the Company agrees to pay liquidated damages to each holder of Eligible Securities by way of a reduction in the exercise price of the Warrants. The exercise price of the Warrants shall, on the first day of the first 30-day period immediately following the occurrence of a Registration Default, be reduced by twenty-five Cents ($0.25). The exercise price of the Warrants shall decrease by an additional twenty-five Cents ($0.25) on the first day of each subsequent 30-day period until the Registration Default has been cured, but in no event shall the exercise price of the Warrants be less than zero. The parties hereto expressly agree and acknowledge that the actual damages of the holders of the Eligible Shares in the event of a Registration Default would be extremely difficult or impracticable to ascertain and that the amount of the proposed reduction in the Exercise Price represents the parties' reasonable estimate of such damages.

     5. EXPENSES OF REGISTRATION. The Company shall bear the entire cost and expense of the registration of securities initiated by it under Section (1) notwithstanding that Eligible Shares may be included in such registration. Any holder whose Eligible Shares are included in such registration statement shall, however, bear the fees of such holder's own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Eligible Shares sold by such holder pursuant thereto.

     6. INFORMATION BY HOLDER. Each holder of Eligible Shares shall furnish to the Company, at such holders' own expense and in writing, such information regarding such holder and distribution proposed to be made by such holder as the Company may request in connection with any registration, qualification or compliance referred to in this Addendum. Furthermore, each holder agrees to cooperate fully with the Company in the preparation and filing of any Registration Statement, which includes any of the Eligible Shares, owned by such holder.

     7.   INDEMNIFICATION.

          (i) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Securities Act of 1933, as amended (the "Act"), who may purchase from or sell for any such holder any Eligible Shares (in the case of indemnification of such underwriter) from and against any and all losses, claims, damages and liabilities ("Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Addendum or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder, in the case of indemnification of such holder, or underwriter, in the case of indemnification of such underwriter, expressly for use therein, which indemnification shall include each partner, officer and director of each holder and underwriter and each person, if any, who controls any such holder or underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time indemnify, severally and not jointly, the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Addendum or arising out of or based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement or omission made in conformity with information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

          (ii) If the indemnity obligation provided for above is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the previous sentence.

          (iii)     Indemnification similar to that specified in this
Section 7 (with appropriate modifications) shall be given with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Act. The provisions of his Section 7 shall be in addition to any other rights to indemnification or contribution pursuant to law, equity, contract or otherwise.

     8.   SALE WITHOUT REGISTRATION.

          (i) Notwithstanding anything herein to the contrary, the Company shall not be required to have the Eligible Shares registered (or maintain the effectiveness of any prior registration of Eligible Shares) if in the opinion of either counsel for the Company, knowledgeable and experienced in Federal securities matters (said counsel to be acceptable to the holder in the reasonable judgement of such holder), or counsel for the holder, knowledgeable and experienced in Federal securities matters (said counsel to be acceptable to the Company in the Company's reasonable judgement), all Eligible Shares held by and issuable to any such holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 under the Act during any ninety (90) day period.

          (ii) The Company will (a) file reports in compliance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) comply with all rules and regulations of the Securities and Exchange Commission (the "Commission") applicable in connection with the use of Rule 144 under the Act and take such other actions and furnish the holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such holder to sell any Eligible Shares without registration, and (c) at its expense, upon the request of the holder, deliver to such holder a certificate, signed by the Company's principal financial officer, stating (i) the Company's name, address and telephone number (including area code), (ii) the Company's Internal Revenue Service identification number, (iii) the Company's Commission file number, (iv) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either
Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, upon the written request of the holder, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 under the Act.

     9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register the Eligible Shares pursuant to this Addendum may be assigned by a holder of the Eligible Shares to a transferee or assignee of the Eligible Shares; provided, however (i) the transferor shall, within ten (10) days after such transfer or assignment, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned and (ii) such transferee or assignee shall agree to be subject to this Addendum.

     10. CERTIFICATES WITHOUT LEGENDS. The Company shall be obligated to reissue promptly certificates without any restrictive legends at the request of any holder if the holder shall have obtained an opinion of counsel, knowledgeable and experienced in Federal securities matters (said counsel to be acceptable to the Company in the Company's reasonable judgement), to the effect that the securities proposed to be disposed of may lawfully be so reissued without any legend.